Exhibit 23.1
General Motors Acceptance Corporation
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our report relating to the consolidated financial statements of General Motors Acceptance Corporation dated March 28, 2006 (June 2, 2006, as to Notes 10, 12 and 23) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement discussed in Note 1 and relating to the consolidation of certain variable interest entities), and our report relating to management’s report on the effectiveness of internal control over financial reporting dated March 28, 2006 (which report expresses an adverse opinion on the effectiveness of General Motors Acceptance Corporation’s internal control over financial reporting because of a material weakness) appearing in this Current Report on Form 8-K of General Motors Acceptance Corporation in the following registration statements:

Registration
Form	Statement No	Description

S-3	333-131150	$12,500,000,000 General Motors Acceptance Corporation Demand Notes
S-3	333-109323	$20,000,000,000 General Motors Acceptance Corporation Medium-Term Notes
S-3	333-128356	$15,000,000,000 General Motors Acceptance Corporation SmartNotes
S-3	333-108533	$20,000,000,000 General Motors Acceptance Corporation Debt Securities
or Warrants to Purchase Debt Securities

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Detroit, Michigan
June 2, 2006